Exhibit 99.1

INTERNATIONAL PLACE
6400 POPLAR AVENUE
MEMPHIS, TN 38197

News Release

International Paper 4th-Quarter 2007 Net Earnings Reach $327 Million

2007 Annual Earnings from Continuing Operations Before Special Items Grow 52 Percent to $963 Million

•	2007 full-year earnings from continuing operations and before special items total $2.22 per share, up from $1.33 per share in 2006.

•	Earnings per share from continuing operations and before special items for the fourth quarter of 2007 grew to $0.69 versus $0.57 in the third quarter and $0.47 in the 2006 fourth quarter.

•	Quarterly net sales are $5.8 billion versus $5.5 billion in the third quarter of 2007 and $5.3 billion in the fourth quarter of 2006.

•	Annual sales total $21.9 billion, about even with $22 billion in 2006.

MEMPHIS, Tenn.—Feb. 7, 2008—International Paper (NYSE: IP) preliminary full-year 2007 net earnings total $1.2 billion ($2.70 per share) compared with $1.1 billion ($2.18 per share) in 2006. The company reports fourth-quarter 2007 net earnings of $327 million ($0.78 per share) compared with $217 million ($0.51 per share) in the prior quarter and $2 billion ($4.38 per share) in the fourth quarter of 2006. Amounts in all periods include special items; most notably, 2006 fourth-quarter net earnings include an after-tax gain of $2.7 billion ($6.07 per share) from the sale of U.S. forestlands.

Diluted Earnings Per Share Summary

	Fourth Quarter 2007	Third Quarter 2007	Fourth Quarter 2006	Full Year 2007	Full Year 2006
Net Earnings	$0.78	$0.51	$4.38	$2.70	$2.18
Discontinued Operations:
Loss on Sale or Impairment	0.01	—	0.17	0.08	0.61
Loss (Earnings) from Operations	0.01	0.01	(0.02)	0.03	(0.14)

	0.02	0.01	0.15	0.11	0.47

Earnings from Continuing Operations	0.80	0.52	4.53	2.81	2.65
Net Special Items Expense (Income)	(0.11)	0.05	(4.06)	(0.59)	(1.32)

Earnings from Continuing Operations and Before Special Items	$0.69	$0.57	$0.47	$2.22	$1.33

Full-year 2007 earnings from continuing operations and before special items are $963 million ($2.22 per share), up 52 percent from $635 million ($1.33 per share) in 2006. Earnings from continuing operations and before special items in the 2007 fourth quarter total $294 million ($0.69 per share), compared with $243 million ($0.57 per share) in the third quarter and $216 million ($0.47 per share) in the fourth quarter of 2006.

Quarterly net sales rose to $5.8 billion from $5.5 billion in the third quarter and $5.3 billion in the fourth quarter of 2006. Annual sales remain about even with the prior year, at $21.9 billion in 2007 versus $22 billion in 2006.

Operating profits in the fourth quarter reached $711 million, up from $610 million in the prior quarter and $425 million in the fourth quarter of 2006. Full-year 2007 operating profits of $2.4 billion also rose, up from $2.1 billion in 2006.

“We increased profits before special items by 52 percent in 2007, which is strong evidence that the transformation we began in 2005 is continuing to pay off,” said International Paper Chairman and Chief Executive Officer John Faraci. “We’ve steadily expanded our margins through internal cost controls and by focusing on the right customers and product segments within our key businesses. Our global investments are adding to revenue and profit growth and helping to offset some demand decline in North America.”

Chief Financial Officer and Senior Vice President Tim Nicholls added, “Solid fourth-quarter results tell the same story. Margins and volumes continue to improve, contributing to strong business earnings in paper, packaging and xpedx. Improved price realizations in the quarter helped offset the impact of continuing increases in raw material and distribution costs, but we expect continued input cost pressures in the first quarter of 2008. Uncertainty within the North American economy will also play a role in the first quarter, but we will continue to balance our supply with our customers’ demand. Global demand for paper and packaging continues to look solid.”

SEGMENT INFORMATION

Fourth-quarter 2007 segment operating profits and business trends compared with the previous quarter are as follows:

Operating profits for Printing Papers reached $314 million, up from third-quarter operating profits of $307 million. The increase is driven by price improvement in North American and European papers and market pulp as well as by fewer maintenance outages in the European paper mills. Higher raw material and energy costs and unfavorable operating expenses in several North American mills negatively impacted results. Volumes were generally strong as well, apart from a slight seasonal decline in North American paper volumes. Results in Brazil benefited from better mix and a tax gain in the quarter.

Industrial Packaging operating profits rose to $144 million from $115 million in the prior quarter, driven by strong price improvement and increased volumes in the North American containerboard and European container businesses. Volumes were seasonally lower in the U.S. box business, with prices strengthening. Higher distribution and raw material costs were largely offset by a reduction in Pensacola linerboard machine conversion and start-up costs versus the third quarter.

Consumer Packaging operating profits total $40 million for the fourth quarter, versus $49 million in the third quarter, primarily because of a quarter-to-quarter increase in planned maintenance outages in the coated paperboard business. Price improvements in that business were more than offset by higher raw material, distribution and operations costs. Foodservice and Shorewood results were about even quarter-to-quarter.

The company’s distribution business, xpedx, reported operating profits of $39 million on record revenues. Results are slightly lower than third quarter’s $40 million because of costs associated with the start-up of xpedx’s Canadian operations.

Forest Products operating profits total $174 million, up from $99 million in the previous quarter, because of an increase in earnings from land sales. The company has approximately 300,000 acres of land remaining for sale, primarily composed of smaller retail and larger transitional tracts.

Net corporate expense totals $201 million for the 2007 fourth quarter, up from $188 million in the 2007 third quarter, reflecting higher year-end medical costs and adjustments to incentive compensation accruals.

EFFECTIVE TAX RATE

The effective tax rate from continuing operations and before special items for the fourth quarter of 2007 is 31 percent, compared with 29 percent in the third quarter and 28 percent in the fourth quarter of 2006. The 2007 full-year tax rate is 30 percent compared with 29 percent for the 2006 full year.

EFFECTS OF SPECIAL ITEMS

Special items in the fourth quarter of 2007 include a pre-tax charge of $9 million ($6 million after taxes) for charges relating to the company’s transformation plan and an Ohio tax adjustment, as well as a $13 million pre-tax gain ($9 million after taxes) for adjustments to estimated gains/losses of production facilities previously sold. Additionally, a $41 million net income tax benefit was recorded relating to the effective settlement of certain tax audit issues. The net after-tax effect of these special items is a gain of $44 million, or $0.11 per share.

Special items in the third quarter of 2007 include restructuring and other charges totaling $42 million before taxes ($26 million after taxes), including $37 million of pre-tax charges ($23 million after taxes) related to the closure of the company’s Terre Haute, Ind., mill. Additionally, net pre-tax gains of $8 million ($6 million after taxes) were recorded, principally to reduce estimated transaction costs accrued in connection with the transformation plan forestland sales in 2006, and a $3 million increase to the income tax provision was recorded related to the settlement of a prior-year tax audit. The net after-tax effect of these special items is a loss of $23 million, or $0.05 per share.

Special items in the fourth quarter of 2006 include a pre-tax gain of $4.4 billion ($2.7 billion after taxes) from sales of U.S. forestlands included in the company’s transformation plan; a charge of $759 million (before and after taxes) for the impairment of goodwill in the company’s coated paperboard and Shorewood Packaging businesses; a $149 million pre-tax charge ($84 million after taxes) for losses on sales and impairments of businesses, including a $128 million pre-tax impairment charge ($84 million after taxes) to reduce the carrying value of the fixed assets of the company’s Saillat, France, mill to estimated fair value; a $111 million pre-tax charge ($69 million after taxes) for restructuring and other corporate charges; a $6 million pre-tax credit ($4 million after taxes) for interest received from the Canadian government on refunds of prior-year softwood lumber duties; and a $5 million pre-tax credit ($3 million after taxes) for reductions of reserves no longer required. Restructuring and other corporate charges include a $34 million charge ($21 million after taxes) for severance and other charges associated with the company’s transformation plan, a gain of $115 million ($70 million after taxes) for payments received in the fourth quarter relating to the company’s participation in the U.S. Coalition for Fair Lumber Imports, a charge of $157 million ($97 million after taxes) for losses on early debt extinguishment, a $40 million charge ($25 million after taxes) for increases to legal reserves, and a $5 million credit ($4 million after taxes) for other items. In addition, a $4 million tax expense was recorded in the quarter. The net after-tax effect of these special items is a gain of $1.8 billion, or $4.06 per share.

DISCONTINUED OPERATIONS

Discontinued operations for the fourth quarter of 2007 consist of a pre-tax charge of $17 million ($11 million after taxes) for adjustments relating to the sales of businesses previously sold and the fourth-quarter operating results of certain held-for-sale wood products facilities.

Discontinued operations for the fourth quarter of 2006 include pre-tax charges of $104 million ($69 million after taxes) for the wood products business and $18 million ($11 million after taxes) for the beverage packaging business to adjust the carrying value of these businesses based on the terms of definitive agreements to sell these businesses, a $38 million pre-tax credit ($23 million after taxes) for refunds received from the Canadian government of duties paid by the company’s previously owned Weldwood of Canada Limited business, and the quarterly operating results of the company’s kraft papers, wood products and beverage packaging businesses.

EARNINGS WEBCAST

The company will hold a webcast to review earnings at 10 a.m. Eastern Standard Time / 9 a.m. Central Standard Time today. All interested parties are invited to listen to the webcast live via the company’s Internet site at http://www.internationalpaper.com by clicking on the Investors tab and going to the Presentations page. A replay of the webcast will also be available on the Web site beginning at noon CST today. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541 and ask to be connected to the International Paper 4Q 2007 Earnings Call. The conference ID number is 26183760. Participants should call in no later than 9:45 a.m. EST/8:45 a.m. CST. An audio-only replay will be available for four weeks following the call. To access the replay, dial +1 (706) 645-9291 or, within the U.S. only, (800) 642-1687, and when prompted for the conference ID, enter “26183760.”

International Paper (NYSE:IP), founded in 1898, is a global uncoated paper and packaging company with primary markets and manufacturing operations in North America, Europe, Russia, Latin America, Asia and North Africa. Its uncoated papers and packaging businesses are complemented by xpedx, North America’s largest distributor of printing papers and graphics supplies and equipment. Headquartered in the United States, International Paper employs 51,500 people in more than 20 countries and serves customers worldwide. Annual sales are about $22 billion. International Paper partners with customers and environmental, academic, civic and governmental organizations, as well as landowners and harvesting professionals, to encourage responsible forest stewardship, to improve the health and productivity of forestlands and to increase recovery of our recyclable products. The company has a long-standing policy of using no wood from endangered forests. To learn more about International Paper, its products and commitment to economic, social and environmental sustainability, visit www.internationalpaper.com.

This release contains forward-looking statements. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ relate to: (i) industry conditions, including but not limited to changes in the cost or availability of raw materials and energy, transportation costs, the company’s product mix, demand and pricing for its products; (ii) global economic conditions and political changes, particularly in Latin America, Russia, Europe and Asia, including but not limited to changes in currency exchange rates, credit availability, and the company’s credit ratings issued by recognized credit rating organizations; (iii) natural disasters, such as hurricanes and earthquakes; (iv) the company’s ability to realize anticipated profit improvement from its transformation plan, and (v) unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations and to actual or potential litigation. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the company’s Securities and Exchange Commission filings.

###

Contacts:

Media: Amy Sawyer, 901-419-4312; Investors: Tom Cleves, 901-419-7566 and Ann-Marie Donaldson, 901-419-4967

International Paper Company

Consolidated Statement of Operations

Preliminary and Unaudited

(In millions, except per share amounts)

	Three Months Ended December 31,				Three Months Ended September 30, 2007		Twelve Months Ended December 31,
	2007		2006				2007		2006
Net Sales	$5,841		$5,324		$5,541		$21,890		$21,995

Costs and Expenses
Cost of products sold	4,242		3,903		4,086		16,060		16,248
Selling and administrative expenses	500		454		455		1,831		1,848
Depreciation, amortization and cost of timber harvested	278		275		277		1,086		1,158
Distribution expenses	269		247		255		1,034		1,075
Taxes other than payroll and income taxes	38		55		42		169		215
Restructuring and other charges	9	(a)	111	(e)	42	(k)	95	(m)	300	(p)
Insurance recoveries	—		—		—		—		(19)
Forestland sales	—		(4,422	)(f)	(9	)(l)	(9	)(l)	(4,788	)(q)
Impairment of goodwill	—		759	(g)	—		—		759	(g)
Net losses (gains) on sales and impairments of businesses	(13	)(b)	149	(h)	1		(327	)(n)	1,496	(r)
Reversal of reserves no longer required, net	—		(5)		—		—		(6)
Interest expense, net	79		80	(i)	77		297		521	(i)

Earnings From Continuing Operations Before Income Taxes and
Minority Interest	439	(a,b)	3,718	(e-i)	315	(k,l)	1,654	(l-n)	3,188	(g,i,p-r)
Income tax provision	94	(c)	1,668		89		415	(c)	1,889
Minority interest expense, net of taxes	7		3		6		24		17

Earnings From Continuing Operations	338	(a-c)	2,047	(e-i)	220	(k,l)	1,215	(c,l-n)	1,282	(g,i,p-r)
Discontinued Operations, net of taxes and minority interest	(11	)(d)	(68	)(j)	(3)		(47	)(o)	(232	)(s)

Net Earnings	$327	(a-d)	$1,979	(e-j)	217	(k,l)	$1,168	(c,l-o)	$1,050	(g,i,p-s)

Basic Earnings Per Common Share
Earnings from continuing operations	$0.80	(a-c)	$4.56	(e-i)	0.52	(k,l)	$2.83	(c,l-n)	$2.69	(g,i,p-r)
Discontinued operations	(0.02	)(d)	(0.15	)(j)	(0.01)		(0.11	)(o)	(0.48	)(s)

Net earnings	$0.78	(a-d)	$4.41	(e-j)	0.51	(k,l)	$2.72	(c,l-o)	$2.21	(g,i,p-s)

Diluted Earnings Per Common Share
Earnings from continuing operations	$0.80	(a-c)	$4.53	(e-i)	0.52	(k,l)	$2.81	(c,l-n)	$2.65	(g,i,p-r)
Discontinued operations	(0.02	)(d)	(0.15	)(j)	(0.01)		(0.11	)(o)	(0.47	)(s)

Net earnings	$0.78	(a-d)	$4.38	(e-j)	0.51	(k,l)	$2.70	(c,l-o)	$2.18	(g,i,p-s)

Average Shares of Common Stock Outstanding - Diluted	423.8		451.2		425.6		433.0		488.7

Cash Dividends Per Common Share	$0.25		$0.25		0.25		$1.00		$1.00

The accompanying notes are an integral part of these financial statements.

Certain 2006 amounts have been revised to reflect the retrospective application of a change in accounting for planned major maintenance activities.

(a)	Includes a pre-tax charge of $4 million ($3 million after taxes) for asset write-offs at the Pensacola mill, a pre-tax charge of $14 million ($9 million after taxes) for severance and other charges associated with the Company’s Transformation Plan, and a pre-tax gain of $9 million ($6 million after taxes) for an Ohio Commercial Activity Tax adjustment.
(b)	Includes a pre-tax gain of $7 million ($5 million after taxes) for an adjustment to the loss on the sale of box plants in the United Kingdom and Ireland, a pre-tax gain of $5 million ($3 million after taxes) for an adjustment to the loss on the sale of the Marasquel mill, and a net pre-tax gain of $1 million ($1 million after taxes) for other items.
(c)	Includes a $41 million tax benefit relating to the effective settlement of certain income tax audit issues.
(d)	Includes a pre-tax charge of $9 million ($5 million after taxes) for the beverage packaging business and a pre-tax gain of $4 million ($3 million after taxes) for the wood products business for adjustments related to the sale of those businesses, a pre-tax charge of $4 million ($3 million after taxes) for additional taxes associated with the sale of Weldwood of Canada Limited, and the quarterly operating results of the wood products business.
(e)	Includes a $34 million pre-tax charge ($21 million after taxes) for severance and other charges associated with the Company’s Transformation Plan, a pre-tax gain of $115 million ($70 million after taxes) for payments received relating to the Company’s participation in the U.S. Coalition for Fair Lumber Imports, a pre-tax charge of $157 million ($97 million after taxes) for losses on early debt extinguishment, a $40 million pre-tax charge ($25 million after taxes) for increases to legal reserves, and a $5 million pre-tax credit ($4 million after taxes) for other items.
(f)	Includes a pre-tax gain of $4.4 billion ($2.7 billion after taxes) from sales of U.S. forestlands included in the Company’s Transformation Plan.
(g)	Includes a $759 million charge (before and after taxes) for the impairment of goodwill in the Company’s coated paperboard and Shorewood businesses.
(h)	Includes a $128 million pre-tax charge ($84 million after taxes) to reduce the carrying value of the fixed assets of the Company’s Saillat mill in France to their estimated fair value, and a $21 million net pre-tax charge (zero after taxes) relating to smaller asset sales.
(i)	Includes a $6 million pre-tax credit ($4 million after taxes) for interest received from the Canadian government on refunds of prior-year softwood lumber duties.

(j)

Includes pre-tax charges of $104 million ($69 million after taxes) for the wood products business and $18 million ($11 million after taxes) for the beverage packaging business to adjust the carrying value of these businesses based on the terms of the definitive agreements to sell these businesses, a $38 million pre-tax credit ($23 million after taxes) for refunds received from the Canadian government of duties paid by the Company’s Weldwood of Canada Limited business, a pre-tax charge of $1 million ($2 million after taxes) for adjustments of prior discontinued operations estimates, and the quarterly operating results of the Company’s kraft papers, wood products and beverage packaging businesses.

(k)

Includes a pre-tax charge of $27 million ($17 million after taxes) of accelerated depreciation charges for the Terre Haute, IN mill, which has been closed as part of the Company’s Transformation Plan, and a pre-tax charge of $10 million ($6 million after taxes) for environmental costs associated with this closure, a pre-tax charge of $3 million ($2 million after taxes) for Brazilian restructuring charges, and a pre-tax charge of $2 million ($1 million after taxes) for severance and other charges associated with the Company’s Transformation Plan.

(l)

Includes a pre-tax gain of $9 million ($5 million after taxes) to reduce estimated transaction costs accrued in connection with the 2006 sale of U.S. Forestlands included in the Company’s Transformation Plan.

(m)

Includes a pre-tax charge of $27 million ($17 million after taxes) of accelerated depreciation charges for the Terre Haute, IN mill, which has been closed as part of the Company’s Transformation Plan, a pre-tax charge of $10 million ($6 million after taxes) for environmental costs associated with this closure, a pre-tax charge of $4 million ($2 million after taxes) for Brazilian restructuring charges, accelerated depreciation charges of $33 million ($21 million after taxes) for long-lived assets being removed from service, $30 million ($19 million after taxes) for severance and other charges associated with the Company’s Transformation Plan, and a pre-tax gain of $9 million ($6 million after taxes) for an Ohio Commercial Activity Tax adjustment.

(n)

Includes a pre-tax gain of $113 million ($102 million after taxes) on the sale of the Arizona Chemical business, a pre-tax gain of $205 million ($159 million after taxes) related to the asset exchange for the Luiz Antonio mill in Brazil, a pre-tax gain of $5 million ($3 million after taxes) for an adjustment to the loss on the sale of the Marasquel mill, a $5 million pre-tax credit ($4 million after taxes) for adjustments to the loss on the sale of the coated and supercalendered papers business, and a $1 million net pre-tax loss ($1 million after taxes) for other items.

(o)

Includes a pre-tax gain of $20 million ($8 million after taxes) relating to the sale of the wood products business, a pre-tax loss of $30 million ($48 million after taxes) for adjustments to the loss on the sale of the beverage packaging business, a pre-tax gain of $6 million ($4 million after taxes) for adjustments to the loss on the sale of the kraft papers business, a net $6 million pre-tax credit ($4 million after taxes) relating to the Company’s Weldwood of Canada Limited business, and the year-to-date operating results of the beverage packaging and wood products businesses.

(p)

Includes a pre-tax charge of $157 million ($95 million after taxes) for severance and other charges associated with the Company’s Transformation Plan; a pre-tax charge of $165 million ($102 million after taxes) for losses on early debt extinguishment; a $97 million pre-tax charge ($60 million after taxes) for legal reserves; a pre-tax gain of $115 million ($70 million after taxes) for payments received relating to the Company’s participation in the U.S. Coalition for Fair Lumber Imports; and a $4 million pre-tax credit ($3 million after taxes) for other items.

(q)	Includes a pre-tax gain of $4.8 billion ($2.9 billion after taxes) from sales of U.S. forestlands included in the Company’s Transformation Plan.
(r)

Includes pre-tax charges of $1.4 billion ($1.3 billion after taxes) to reduce the carrying value of net assets of the U.S. coated and supercalendered papers business to their estimated fair value, a pre-tax charge of $52 million ($37 million after taxes) to write down the carrying value of certain assets in Brazil to their estimated fair value, the recognition of a previously deferred $110 million pre-tax gain ($68 million after taxes) related to a 2004 sale of forestlands in Maine, a $128 million pre-tax charge ($84 million after taxes) to reduce the carrying value of the fixed assets of the Company’s Saillat mill to their estimated fair value, and a net pre-tax charge of $21 million (zero after taxes) for other smaller items.

(s)

Includes a pre-tax credit of $101 million ($80 million after taxes) for the gain on the sale of the Company’s Brazilian coated papers business; pre-tax charges of $117 million ($72 million after taxes) for the kraft papers business, $267 million ($234 million after taxes) for the wood products business and $121 million ($90 million after taxes) for the beverage packaging business to adjust the carrying value of these businesses to their estimated fair value; and the 2006 operating results of the kraft paper, Brazilian coated papers, wood products and beverage packaging businesses.

International Paper Company

Reconciliation of Earnings Before

Special Items to Net Earnings

(In millions except for per share amounts)

	Three Months Ended December 31,		Three Months Ended September 30, 2007	Twelve Months Ended December 31,
	2007	2006		2007	2006
Earnings Before Special Items	$294	$216	$243	$963	$635
Restructuring and other charges	(6)	(69)	(26)	(59)	(184)
Insurance recoveries	—	—	—	—	12
Reversals of reserves no longer required	—	3	—	—	3
Net gains (losses) on sales and impairments of businesses	9	(84)	1	267	(1,382)
Forestland sales	—	2,740	5	5	2,964
Impairment of goodwill	—	(759)	—	—	(759)
Interest income	—	4	—	1	4
Income tax adjustments	41	(4)	(3)	38	(11)

Earnings from Continuing Operations	338	2,047	220	1,215	1,282
Discontinued operations	(11)	(68)	(3)	(47)	(232)

Net Earnings as Reported	$327	$1,979	$217	$1,168	$1,050

Diluted Earnings per Common Share

	Three Months Ended December 31,		Three Months Ended September 30,	Twelve Months Ended December 31,
	2007	2006	2007	2007	2006
Earnings Per Share Before Special Items	$0.69	$0.47	$0.57	2.22	$1.33
Restructuring and other charges	(0.03)	(0.15)	(0.05)	(0.15)	(0.37)
Insurance recoveries	—	—	—	—	0.02
Net gains (losses) on sales and impairments of businesses	0.02	(0.18)	—	0.62	(2.80)
Forestland sales	—	6.07	0.01	0.01	6.01
Impairment of goodwill	—	(1.68)		—	(1.54)
Interest income	—	—	—	—	0.01
Income tax adjustments	0.12	—	(0.01)	0.11	(0.01)

Earnings Per Common Share from Continuing Operations	0.80	4.53	0.52	2.81	2.65
Discontinued operations	(0.02)	(0.15)	(0.01)	(0.11)	(0.47)

Diluted Earnings per Common Share	$0.78	$4.38	$0.51	$2.70	$2.18

Notes:

(1)	The Company calculates Earnings Before Special Items by excluding the after-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information along with net earnings provides for a more complete analysis of the results of operations by quarter. Net earnings is the most directly comparable GAAP measure.
(2)	Diluted earnings per common share reflect the inclusion of contingently convertible securities in the computation.
(3)	Certain 2006 amounts have been revised to reflect the retrospective application of a change in accounting for planned major maintenance activities.
(4)	Since diluted earnings per share are computed independently for each period, twelve-month per share amounts may not equal the sum of the respective quarters.

International Paper Company

Sales and Earnings by Industry Segment

Preliminary and Unaudited

(In Millions)

Sales by Industry Segment

	Three Months Ended December 31,		Three Months Ended September 30, 2007	Twelve Months Ended December 31,
	2007	2006		2007	2006
Printing Papers (2)	$1,720	$1,475	$1,660	$6,530	$6,700	(5)
Industrial Packaging	1,390	1,265	1,305	5,245	4,925
Consumer Packaging (2)	780	735	775	3,015	2,685
Distribution	2,045	1,715	1,880	7,320	6,785
Forest Products	190	190	120	485	765
Other Businesses (3)	—	225	—	135	935
Corporate and Inter-segment Sales	(284)	(281)	(199)	(840)	(800)

Net Sales	$5,841	$5,324	$5,541	$21,890	$21,995

Operating Profit by Industry Segment

	Three Months Ended December 31,		Three Months Ended September 30, 2007	Twelve Months Ended December 31,
	2007	2006(1)		2007	2006(1)
Printing Papers (2)	$314	$63 (6)	$307	$1,101	$636	(5,6)
Industrial Packaging	144	130	115	501	399	(7)
Consumer Packaging (2)	40	27	49	198	172
Distribution	39	31	40	146	128
Forest Products	174	162	99	471	678
Other Businesses (3)	—	12	—	6	61

Operating Profit	711	425	610	2,423	2,074
Interest expense, net	(79)	(80)	(77)	(297)	(521)
Minority interest (4)	4	3	4	19	8
Corporate items, net	(201)	(166)	(188)	(732)	(746)
Restructuring and other charges	(9)	(111)	(42)	(95)	(300)
Insurance recoveries	—	—	—	—	19
Forestland sales	—	4,422	9	9	4,788
Impairments of goodwill	—	(759)	—	—	(759)
Net gains (losses) on sales and impairments of businesses	13	(21)	(1)	327	(1,381)
Reserve adjustments	—	5	—	—	6

Earnings From Continuing Operations Before Income Taxes and Minority Interest	$439	$3,718	$315	$1,654	$3,188

(1)	Prior-year information has been revised to reflect the retrospective application of a change in accounting for planned major maintenance activities.
(2)	Reflects the reclassification of the European coated paperboard business from Printing Papers to Consumer Packaging.
(3)	Includes Arizona Chemical, European Distribution and certain smaller businesses.
(4)	Operating profits for industry segments include each segment’s percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax minority interest for these subsidiaries is added here to present consolidated earnings before income taxes and minority interest.
(5)	Includes $920 million of sales and $75 million of operating profits for the 12 months ended December 31, 2006, from the coated and supercalendered paper business sold in 2006.
(6)	Includes a fourth-quarter charge of $128 million before taxes to write down the assets of the Saillat mill in France to its estimated fair value.
(7)	Includes a third-quarter gain of $13 million before taxes related to a sale of property in Spain.

International Paper Company

Sales Volume by Product (1) (2)

Preliminary and Unaudited

	Three Months Ended December 31,			Three Months Ended September 30, 2007	Twelve Months Ended December 31,
	2007	2006			2007	2006
Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	917	954		940	3,788	3,973
European & Russian Uncoated Papers	367	383		351	1,448	1,455
Brazilian Uncoated Papers	227	124		225	794	477
Asian Uncoated Papers	6	6		6	24	18

Uncoated Papers 1,517	1,517	1,467		1,522	6,054	5,923
Coated Papers	—	—		—	—	1,168
Market Pulp (3)	382	268		348	1,402	1,124

Packaging (In thousands of short tons)
Container of the Americas	895	895		896	3,578	3,628
European Container (Boxes)	294	328		274	1,173	1,267
Other Industrial and Consumer Packaging	187	124		158	641	525

Industrial and Consumer Packaging	1,376	1,347		1,328	5,392	5,420
Containerboard	461	431		466	1,776	1,816
Bleached Packaging Board	509	438	(4)	514	2,010	1,503	(4)
Coated Bristols	100	99		105	408	410
Saturated and Bleached Kraft Papers	63	36		61	240	232

(1)	Sales volumes include third party and inter-segment sales.
(2)	Sales volumes for divested businesses are included through the date of sale, except for discontinued operations.
(3)	Includes internal sales to mills.
(4)	Includes two months of sales for International Paper & Sun Cartonboard Co., Ltd. in which International Paper acquired a 50% interest in the fourth quarter of 2006.

International Paper Company

Consolidated Balance Sheet

Preliminary and Unaudited

(In Millions)

	December 31, 2007	December 31, 2006
Assets
Current Assets
Cash and Temporary Investments	$905	$1,624
Accounts and Notes Receivable, Net	3,152	2,704
Inventories	2,071	1,909
Assets of Businesses Held for Sale	24	1,778
Deferred Income Tax Assets	213	490
Other	167	132

Total Current Assets	6,532	8,637

Plants, Properties and Equipment, Net	10,141	8,993
Forestlands	770	259
Investments	1,276	641
Goodwill	3,650	2,929
Assets Held for Exchange	—	1,324
Deferred Charges and Other Assets	1,587	1,251

Total Assets	$23,956	$24,034

Liabilities and Common Shareholders’ Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$267	$692
Liabilities of Businesses Held for Sale	4	333
Accounts Payable and Accrued Liabilities	3,368	3,616

Total Current Liabilities	3,639	4,641

Long-Term Debt	6,353	6,531
Deferred Income Taxes	2,919	2,233
Other Liabilities	2,145	2,453
Minority Interest	228	213
Common Shareholders’ Equity
Invested Capital	4,297	4,226
Retained Earnings	4,375	3,737

Total Common Shareholders’ Equity	8,672	7,963

Total Liabilities and Common Shareholders’ Equity	$23,956	$24,034

INTERNATIONAL PAPER

CONSOLIDATED STATEMENT OF CASH FLOWS

Preliminary and Unaudited

(In Millions)

	Year Ended December 31,
	2007	2006
Operating Activities
Net earnings	$1,168	$1,050
Discontinued operations, net of taxes and minority interest	47	232

Earnings from continuing operations	1,215	1,282
Depreciation, amortization and cost of timber harvested	1,086	1,158
Deferred income tax expense, net	233	1,619
Restructuring and other charges	95	300
Payments related to restructuring and legal reserves	(78)	(79)
Reversal of reserves no longer required. Net	—	(6)
Insurance recoveries	—	(19)
Net (gains) losses on sales and impairments of businesses	(327)	1,496
Gains on sales of forestlands	(9)	(4,788)
Periodic pension expense, net	210	377
Impairment of Goodwill	—	759
Other, net	75	265
Voluntary pension plan contribution	—	(1,000)
Changes in current assets and liabilities
Accounts and notes receivable	(141)	(39)
Inventories	(82)	(43)
Accounts payable and accrued liabilities	(338)	(202)
Other	(23)	(70)

Cash provided by operations - continuing operations	1,916	1,010
Cash (used for) provided by operations - discontinued operations	(61)	213

Cash Provided by Operations	1,855	1,223

Investment Activities
Invested in capital projects	(1,292)	(1,073)
Acquisitions, net of cash acquired	(254)	(103)
Proceeds from divestititures	1,675	1,833
Equity investment Ilim	(578)	—
Proceeds from sale of forestlands	—	1,635
Cash deposit for asset exchange	—	(1,137)
Other	30	(48)

Cash (used for) provided by investment activities - continuing operations	(419)	1,107
Cash used for investment activities - discontinued operations	(12)	(73)

Cash (Used for) Provided by Investment Activities	(431)	1,034

Financing Activities
Repurchases of common stock	(1,224)	(1,433)
Issuance of common stock	128	32
Issuance of debt	85	223
Reduction of debt	(865)	(5,391)
Monetization of Timber Notes	—	4,850
Change in book overdrafts	77	10
Dividends paid	(436)	(485)
Other	—	(131)

Cash used for financing activities - continuing operations	(2,235)	(2,325)
Cash provided by financing activities - discontinued operations	—	21

Cash Used for Financing Activities	(2,235)	(2,304)

Effect of Exchange Rate Changes on Cash	92	30

Change in Cash and Temporary Investments	(719)	(17)
Cash and Temporary Investments
Beginning of the period	1,624	1,641

End of the period	$905	$1,624